Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 18, 2013, with respect to the consolidated financial statements of Dynamics Research Corporation and subsidiaries for the year ended December 31, 2012 included in this Form 8-K/A of Engility Holdings, Inc.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Engility Holdings, Inc. on Forms S-8 (Nos. 333-188994 and 333-182720).

/s/ GRANT THORNTON LLP

Boston, Massachusetts
April 18, 2014